LIONBRIDGE REPORTS Q1 REVENUE OF $99.7 MILLION AND EPS OF ($0.09)

Raises Q2 Revenue Outlook to $108-$112 Million, Indicating Broad-Based Demand; Expects Revenue and
Profitability to Accelerate Sequentially in Q2 and Second Half of 2011 as Accounts Scale

WALTHAM, Mass. – May 09, 2011 — Lionbridge Technologies, Inc. (Nasdaq: LIOX) today announced financial results for the quarter ended March 31, 2011. Financial highlights for the quarter include:

•	Revenue of $99.7 million, a year-on-year decrease of $1.1 million compared to the first quarter of 2010.

•	GAAP net loss of $5.4 million, or ($0.09) per share based on 57.5 million weighted average shares outstanding. This marks a year-on-year decrease of $5.9 million, or $0.10 per share, compared to the first quarter of 2010 due to ramp up expenses related to new client programs and segment and customer mix during the quarter. GAAP net loss includes $2.1 million of restructuring expense during the quarter.

•	Excluding restructuring expenses, the Company’s net loss was $3.3 million, or ($0.06) per share.

•	Non-GAAP adjusted loss of $1.7 million, or ($0.03) per share. The Company defines non-GAAP adjusted earnings as GAAP net income excluding merger, restructuring and related costs, stock-based compensation and amortization of acquisition-related intangible assets. Please see the section of this release entitled “Non-GAAP Financial Measures” and the attached table for details and reconciliations of this measure to the comparable GAAP measure.

•	An ending cash balance of $25.3 million, or $0.44 per share.

The Company recently announced general availability of GeoFluent™, a SaaS-based, customizable, real-time automated translation technology that instantly translates content and communications into multiple languages.  GeoFluent is based on IBM’s machine translation engine and is the result of a technology partnership between Lionbridge and IBM. Lionbridge has secured three prominent beta clients for GeoFluent and expects strong market demand for customizable, cost-effective, instantaneous translation of enterprise content that is not currently translated using traditional translation methods such as chat sessions, user generated Web content and Web sites.

Lionbridge also recently announced that it has secured new, multi-year, multi-million dollar relationships with leading organizations in the aerospace, media, mobile and services industries and has successfully expanded several existing client programs. In addition to these new programs, Lionbridge was also recently awarded a master services agreement with a large US retailer to become the client’s sole provider of translation and a two year contract with a sales and marketing services company. Lionbridge expects these programs to generate at least one million annually.

Based on strong revenue pipeline, the Company estimates its second quarter revenue will be $108 to $112 million.  The Company also reiterated its full year revenue guidance of 5-10% year-on-year growth.

“We are transitioning our business from revenue stability to revenue growth. It is heartening to see our second quarter revenue ramp ahead of plan. Our recent investments in sales and marketing are yielding positive results. We are increasing our win rates and securing new contracts with clients across vertical markets. We are expanding recent wins into multi-million dollar accounts,” said Rory Cowan, CEO, Lionbridge. “As we indicated, we expect revenue and profits to accelerate sequentially in the second quarter and the second half as we scale these new client programs and benefit from stronger product release cycle from major accounts. Our clients are investing in the future with product upgrades and new releases. With this positive revenue momentum from new and existing accounts we expect a strong 2011.”

Lionbridge management will conduct a conference call at 9:00 a.m. ET this morning to discuss financial performance for the quarter and other matters, including matters related to its future performance. To participate, callers within the United States can dial 800-857-9821 and international callers can dial 210-234-0023. The passcode for the call is Lionbridge. The conference call will also be available live via the Internet here.

Non-GAAP Financial Measures
In this release, the Company’s adjusted earnings, earnings excluding restructuring expenses, earnings per share excluding restructuring expenses and adjusted earnings per share, are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of results of operations. These measures are presented because management believes they provide additional information to investors with respect to the performance of our fundamental business activities. These measures are Non-GAAP financial measures and should not be viewed as alternatives to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure for adjusted earnings, earnings excluding restructuring expenses, earnings per share excluding restructuring expenses and adjusted earnings per share are net income and net income per share and has provided a reconciliation of these measures to net income (loss) at the end of this release.

About Lionbridge
Lionbridge Technologies, Inc. (NASDAQ: LIOX) is a provider of translation, development and testing solutions. Lionbridge combines global resources with proven program management methodologies to serve as an outsource partner throughout a client’s product and content lifecycle — from development to translation, testing and maintenance. Global organizations rely on Lionbridge services to increase international market share, speed adoption of global products and content, and enhance their return on enterprise applications and IT system investments. Based in Waltham, Mass., Lionbridge maintains solution centers in 26 countries and provides services under the Lionbridge and VeriTest brands. To learn more, visit http://www.lionbridge.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including expected financial performance and expected revenue and earnings growth of Lionbridge in second quarter of 2011 and the second half of 2011, anticipated customer demand, including customer spending during 2011, market demand for Lionbridge’s new products and expected improvements to profitability and financial performance. Lionbridge’s actual experiences, actions, financial and operating results may differ materially from those discussed in the forward-looking statements. Factors that might cause such a difference include the timing or scope of services procured by Lionbridge customers; given that a substantial portion of Lionbridge’s revenue is generated from a limited number of customers, the loss of or reduction in demand from one or more major client or customer would materially reduce revenue and cash flow and adversely affect Lionbridge’s business; the termination of customer contracts or engagements prior to the end of their term; the size, timing and recognition of revenue from clients; the impact of foreign currency fluctuations on revenue, margins, costs, operating results and profitability and the Company’s ability to successfully manage this exposure through hedge instruments and other strategies; the portion of the Company’s service engagements that are subject to the impact of foreign currency fluctuations; Lionbridge’s ability to provide and maintain high quality services at a competitive price and related customer satisfaction with such service delivery; reduced demand for the Company’s services that adversely impacts Lionbridge’s future revenues, cash flows, results of operations and financial condition; the ability of Lionbridge to realize the expected benefits of its technology initiatives and the timing of the realization of such benefits; global economic conditions that may affect the demand for Lionbridge’s services by customers and prospective customers; market acceptance of and customer demand for the Company’s SaaS-based technology offerings; errors, interruptions or delays in SaaS-based technology or Web hosting; breaches of security measures;  the success of Lionbridge’s partnership with IBM; the cost, complexity, timing and speed of development and commercialization activities associated with real-time machine translation technology initiatives and customer and user acceptance of such technologies; risks associated with the financial aspects of the subscription model utilized in connection with the Translation Workspace and GeoFluent; risks associated with conducting business outside of the United States, including compliance with changing and potentially conflicting laws and regulations, restrictions on downsizing operations in Europe and other jurisdictions (i.e. regulatory or works council restrictions) and expenses and delays associated with any such activities; longer collection cycles and deeper impact of any global economic downturn in particular jurisdictions; risks associated with competition; costs associated with restructuring of certain operations in Europe and other locations, the timing of actions and any anticipated benefits and the ability to realize such benefits;  the duration and outcome of negotiations with works councils with respect to the timing of restructuring and the details of  proposed actions; Lionbridge’s ability to forecast revenue, profitability, technology adoption, customer demand and operating results; Lionbridge’s ability to perform services in lower cost operational locations and the timing of its transfer of service execution to such locations, and customer acceptance of service execution in such locations; changes in tax rates applicable to the Company and changes to the interpretations of applicable tax rates; the Company’s dependence on clients’ product releases, production schedules and procurement strategies to generate revenues; the impact of competing language technology on the Company’s existing customer relationships and ability to secure new customers; the failure of Lionbridge to keep pace with technological changes or changing customer needs; Lionbridge’s ability to further develop and deploy its translation technologies, including Translation Workspace and GeoFluent; the risk of claims by third parties of intellectual property claims; the ability of Lionbridge to respond to fluctuations in the complexity, timing and mix of services required by customers; and Lionbridge being held liable for defects or errors in its service offerings. For a more detailed description of the risk factors associated with Lionbridge, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and subsequent filings with the SEC (copies of which may be accessed through the SEC’s website at http://www.sec.gov).

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Amounts in thousands, except per share data)

	Three Months Ended
	March 31,
	2011	2010
Revenue ........................................	$99,652	$100,780
Operating expenses:
Cost of revenue (excluding depreciation and amortization shown separately below) ....................................	71,736	68,945
Sales and marketing ....................................	8,278	6,968
General and administrative ....................................	18,625	18,792
Research and development ....................................	1,396	758
Depreciation and amortization............................................	1,291	1,130
Amortization of acquisition-related intangible assets..................	583	1,223
Restructuring charges ....................................	2,103	1,189

Total operating expenses ....................................	104,012	99,005

Income (loss) from operations ....................................	(4,360)	1,775
Interest expense:
Interest on outstanding debt ....................................	149	297
Amortization of deferred financing costs ..................................	25	44
Interest income ....................................	17	25
Other expense, net ....................................	458	274

Income (loss) before income taxes ....................................	(4,975)	1,185
Provision for income taxes ....................................	471	708

Net income (loss) ....................................	$(5,446)	$477

Net income (loss) per share of common stock:
Basic	$(0.09)	$0.01
Diluted	$(0.09)	$0.01
Weighted average number of common shares outstanding:
Basic	57,523	56,367
Diluted	57,523	58,221

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Amounts in thousands)

	March 31,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents ....................................	$25,346	$28,206
Accounts receivable, net of allowances of $500 at March 31, 2011 and December 31, 2010.............................................	53,926	57,763
Unbilled receivables ....................................	21,077	17,471
Other current assets ....................................	11,468	9,585

Total current assets ....................................	111,817	113,025
Property and equipment, net ....................................	17,827	16,394
Goodwill ....................................	9,675	9,675
Other intangible assets, net ....................................	9,005	9,588
Other assets ....................................	8,321	8,294

Total assets ....................................	$156,645	$156,976

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable ....................................	$21,796	$18,185
Accrued compensation and benefits ....................................	17,968	17,080
Other accrued expenses and current liabilities ...........................	24,915	25,892
Deferred revenue ....................................	11,100	11,073

Total current liabilities ....................................	75,779	72,230
Long-term debt, less current portion ....................................	24,700	24,700
Deferred income taxes, long-term ....................................	730	730
Other long-term liabilities ....................................	14,391	14,142

Total stockholders’ equity ....................................	41,045	45,174

Total liabilities and stockholders’ equity............	$156,645	$156,976

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EPS (Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended
	March 31,
	2011	2010
Net income (loss) ....................................	$(5,446)	$477
Amortization of acquisition-related intangible assets......................	583	1,223
Stock-based compensation ....................................	1,091	895
Restructuring charges ....................................	2,103	1,189

Adjusted earnings ....................................	(1,669)	3,784
Fully diluted weighted average number of common shares outstanding	57,523	58,221
Adjusted EPS	$(0.03)	$0.07